As filed with the Securities and Exchange Commission on October 3, 1996

                                                      Registration No. 333-
___________________________________________________________________________


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                              _______________

                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                              MEDIMMUNE, INC.
          (Exact name of registrant as specified in its charter)

            Delaware                          54-1555759
 (State or other jurisdiction of           (I.R.S. Employer
 incorporation or organization)         Identification Number)

                         35 West Watkins Mill Road
                       Gaithersburg, Maryland 20878
                              (301) 417-0770
            (Address, including zip code, and telephone number,
     including area code, of registrant's principal executive office)

                         Wayne T. Hockmeyer, Ph.D.
                   Chairman and Chief Executive Officer
                              MedImmune, Inc.
                         35 West Watkins Mill Road
                       Gaithersburg, Maryland 20878
                              (301) 417-0770
            (Address, including zip code, and telephone number,
                including area code, of agent for service)
                              _______________

               Please send copies of all communications to:
                         Frederick W. Kanner, Esq.
                             Dewey Ballantine
                        1301 Avenue of the Americas
                         New York, New York 10019
                              (212) 259-8000
                              _______________

Approximate date of commencement of proposed sale to public: From time to time after the effective date of the Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ____

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

     If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ____


                     CALCULATION OF REGISTRATION FEE

                                 Proposed      Proposed
 Title of Each    Amount to      Maximum       Maximum      Amount of
   Class of           be         Offering     Aggregate    Registration
 Securities to    Registered      Price        Offering       Fee(2)
 be Registered                 Per Unit(1)     Price(1)
________________________________________________________________________
                                   _
7% Convertible   $60,000,000       100%      $60,000,000     $20,690
Subordinated
Notes due 2003
Common Stock,    3,048,780(3)      N/A           N/A           N/A
par value $.01
per share

(1)  Estimated solely for the purpose of calculating the registration fee.
(2) Pursuant to Rule 457(i) there is no filing fee with respect to the shares of Common Stock issuable upon conversion of the Notes because no additional consideration will be received in connection with the exercise of the conversion privilege.
(3) Plus such additional indeterminate number of shares as may become issuable upon conversion of the Notes being registered hereunder by means of adjustment of the conversion price.

                              _______________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

               SUBJECT TO COMPLETION, DATED OCTOBER 3, 1996


PROSPECTUS
MEDIMMUNE, INC.
              $60,000,000 Principal Amount of 7% Convertible
                        Subordinated Notes due 2003
                  (Interest payable January 1 and July 1)

                     3,048,780 Shares of Common Stock
                              _______________


     This Prospectus relates to $60,000,000 aggregate principal amount of 7% Convertible Subordinated Notes due 2003 (the "Notes") of MedImmune, Inc., a Delaware corporation ("MedImmune" or the "Company"), and (ii) 3,048,780 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company which are initially issuable upon conversion of the Notes plus such additional indeterminate number of shares of Common Stock as may become issuable upon conversion of the Notes as a result of adjustments to the conversion price (the "Shares"). The Notes and the Shares that are being registered hereby are to be offered for the account of the holders thereof (the "Selling Securityholders'). The Notes were initially acquired from the Company by Morgan Stanley & Co. Incorporated (the "Initial Purchaser") in July 1996 in connection with a private offering. See "Description of the Notes."

     The Notes are convertible into Common Stock of the Company at any time after October 6, 1996 and prior to maturity, unless previously redeemed, at a conversion price of $19.68 per share, subject to adjustments in certain events. On October 2, 1996, the closing price of the Common Stock on the Nasdaq National Market was $14.25 per share. The Common Stock is traded under the symbol "MEDI."

     The Notes do not provide for a sinking fund. The Notes are redeemable at the option of the Company, in whole or in part, at the redemption prices set forth in this Prospectus, together with accrued interest, except that no redemption may be made prior to July 7, 1999. Upon a Fundamental Change (as defined herein), each holder of Notes shall have the right, at the holder's option, to require the Company to redeem such holder's Notes at declining redemption prices, subject to adjustments in certain events as described herein, together with accrued interest. See "Description of Notes B Optional Redemption by the Company" and "B Redemption at Option of the Holder."

     The Notes are unsecured obligations of the Company and are subordinated to all present and future Senior Indebtedness (as defined herein) of the Company and will be effectively subordinated to all indebtedness and liabilities of subsidiaries of the Company. The Indenture (as defined herein) does not restrict the incurrence of any other indebtedness or liabilities by the Company or its subsidiaries. See "Description of Notes B Subordination of Notes."

     The Notes have been designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market. For a description of certain income tax consequences to holders of the Notes, see "Certain Federal Income Tax Considerations." The Initial Purchaser has advised the Company that it intends to make a market in the Notes. The Initial Purchaser, however, is not obligated to do so and any such market making may be discontinued at any time without notice, in the sole discretion of the Initial Purchaser. No assurance can be given that any market for the Notes will develop or be maintained.

     The Notes and the Shares are being registered to permit public secondary trading of the Notes and, upon conversion, the underlying Common Stock, by the holders thereof from time to time after the date of this Prospectus. The Company has agreed, among other things, to bear all expenses (other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to the holders of the Notes or the underlying Common Stock) in connection with the registration and sale of the Notes and the underlying Common Stock covered by this Prospectus.

     The Company will not receive any of the proceeds from sales of Notes or the Shares by the Selling Securityholders. The Notes and the Shares may be offered in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution." The Selling Securityholders may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). If any broker-dealers are used by the Selling Securityholders, any commissions paid to broker-dealers and, if broker-dealers purchase any Notes or Shares as principals, any profits received by such broker-dealers on the resale of the Notes or Shares may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Securityholders may be deemed to be underwriting commissions.



     SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.



       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
            OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
               ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                      REPRESENTATION TO THE CONTRARY
                          IS A CRIMINAL OFFENSE.



             The date of this Prospectus is ___________, 1996
                          AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act with respect to the Notes and the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Notes and the Shares offered hereby, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Copies of such reports, proxy statements, the Registration Statement and exhibits thereto and other information may be inspected without charge at the offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such documents may be obtained from the Public Reference Section of the Commission at its Washington, D.C. or regional offices upon the payment of the
fees prescribed by the Commission.   The Commission maintains a
World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996 and the Company's Reports on Form 8-K dated January 5, 19 and 26, February 5, 6, 14, 15 and 29, April 18 and 25, June 6 and 20, July 2 and 25 and August 12, 1996, filed with the Commission, are hereby incorporated by reference in this Prospectus except as superseded or modified herein. All documents filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering being made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference herein (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Such requests should be directed to Investor Relations, MedImmune, Inc., 35 West Watkins Mill Road, Gaithersburg, Maryland 20878, (301) 417-0770.

                               ____________

CytoGam is a registered trademark and RespiGam is a trademark of the Company.

                               THE COMPANY

     MedImmune, Inc. ("MedImmune" or the "Company") is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious disease and for use in transplantation medicine. The Company was incorporated in Delaware in June 1987 under the name Molecular Vaccines, Inc., commenced operations in April 1988 and in October 1990 changed its name to MedImmune, Inc. The mailing address of the Company's principal executive offices is 35 West Watkins Mill Road, Gaithersburg, Maryland 20878, and its telephone number at that address is (301) 417-0770.

                               RISK FACTORS

     This Prospectus (including the documents incorporated by reference herein) contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below, as well as those discussed elsewhere in this Prospectus (including the documents incorporated by reference herein).

EARLY STAGE OF PRODUCT DEVELOPMENT

     The Company's first product, CytoGam, has been marketed since 1991, and on January 18, 1996, the Company's second product, RespiGam, was licensed for marketing by the FDA. Sales of CytoGam totalled $16.2 million in the year ended December 31, 1995 and $10.5 million for the six months ended June 30, 1996. Sales of RespiGam commenced in late January 1996 and totaled
$3.0 million for the six months ended June 30, 1996. Gross profits from these two products currently are not sufficient to fund the Company's research and development programs, expenditures for which totalled $26.4 million in the year ended December 31, 1995 and $12.2 million in the six months ended
June 30, 1996. The Company's other product candidates are in various stages of research, development or clinical testing, and none can be sold commercially without first obtaining a license for marketing from the FDA and, outside the United States, other regulatory authorities. The process of obtaining such licenses usually takes a number of years to complete and requires significant expenditures of funds to conduct clinical trials of the safety and efficacy of a potential product. Many potential products fail to demonstrate sufficient safety or efficacy to warrant licensing by the FDA or other regulatory authorities, and there can be no assurance that any of the Company's potential products will obtain the required approval or, if approved, will obtain sufficient market acceptance to become commercially successful.

RISKS ASSOCIATED WITH RESPIGAM

     RespiGam was licensed for marketing by the FDA on January 18, 1996. Accordingly, the Company has limited experience in selling RespiGam and in manufacturing RespiGam in commercial quantities. The Company expects to incur substantial costs in connection with the full marketing launch of RespiGam in Fall 1996. The Company anticipates that, at least initially, total costs may exceed product revenues. In addition, substantial working capital may be required to fund inventories and receivables associated with the commercialization of RespiGam. There can be no assurance that RespiGam will achieve sufficient market acceptance to become profitable.

     In connection with the FDA's licensing of RespiGam for marketing, the Company agreed to conduct a post-marketing (Phase
4) clinical trial of RespiGam. It is possible that adverse developments, if any, in that trial could have a material adverse effect on the Company.

RELIANCE ON THIRD PARTY MANUFACTURING; DEPENDENCE ON SUPPLIERS

     The Company currently does not have facilities or staff capable of manufacturing products in commercial quantities. The Company has relied on contract manufacturing by third parties for the production of CytoGam and RespiGam according to the Company's specifications. The Company's manufacturing arrangements with the Massachusetts Public Health Biologics Laboratories ("MPHBL") are renegotiated annually, and there can be no assurance that any modifications to such arrangements will be on terms favorable to the Company. The product rights to CytoGam and RespiGam are licensed to the Company by Massachusetts Health Research Institute ("MHRI"). If MPHBL, which holds the sole product and establishment licenses from the FDA for the manufacture of CytoGam and RespiGam, or suppliers of raw material for the manufacture of CytoGam or RespiGam, are unable to satisfy the Company's requirements for CytoGam or RespiGam on a timely basis, or if MPHBL is prevented for any reason from manufacturing CytoGam or RespiGam, the Company will likely be unable to secure alternative suppliers or manufacturers without undue and materially adverse operational disruption. The Company has in the past experienced product shortages for CytoGam, which have limited product sales without producing a savings in sales and marketing costs.

     The Company relies on a limited number of suppliers to provide substantially all of the plasma used as a raw material for production of CytoGam and RespiGam. Any significant interruption in the delivery of these products to the Company could adversely affect the Company's business. Plasma suppliers obtain their supply, in turn, from human donors who are limited as to the amount and frequency of donations. Additionally, only a small proportion of donated plasma is suitable for the production of CytoGam or RespiGam. Should the supply of suitable plasma donors decline, the Company's ability to produce and sell such products could be adversely affected.

     The Company expects to require additional manufacturing capacity and currently intends to obtain this capacity by constructing its own manufacturing facility. The Company is in negotiations with MPHBL regarding transfer of production of CytoGam and RespiGam to such a facility. There can be no assurances that such negotiations will lead to an agreement. In addition, construction of such a facility can take substantial time to complete, and the Company could experience significant product shortages during that period. The financing, construction and operation of manufacturing facilities involve substantial risks that can result in unexpected delays and costs. In addition, manufacturing facilities and processes must undergo a comprehensive review before the FDA will issue the establishment and product licenses necessary to produce and market products from such a facility. The Company has no prior experience in operating manufacturing facilities or managing such risks. As a result, there can be no assurance that the Company will be able to manufacture CytoGam or RespiGam in commercial volume and on a cost-effective basis.

HISTORY OF OPERATING LOSSES

     The Company has incurred increasing operating losses over the last four years and had a cumulative deficit of $78.4 million at June 30, 1996. The Company expects its operating losses to continue and, even if one or more of its products under development is licensed for marketing by the FDA and achieves substantial market acceptance, there can be no assurance that the Company will achieve profitability. Furthermore, there can be no assurance that such regulatory approval will be obtained.

RISK OF MANAGING GROWTH

     The Company has substantially increased the size of its sales and marketing staff in connection with the approval of RespiGam, intends to engage in commercial manufacturing and anticipates substantial growth in other areas of its business. This potential rapid growth and expansion of scope of operations presents a series of new risks to the Company's management which could result in unanticipated costs, time delays or issues of quality control, and could materially and adversely affect the Company.

DEPENDENCE ON STRATEGIC ALLIANCES

     The Company has entered into strategic alliances relating to the marketing of RespiGam. Under these arrangements, the Company is dependent upon its corporate partners to accomplish many of the Company's sales and marketing goals. If those corporate partners fail to devote sufficient effort and attention to achieving those goals, the Company's revenues would be adversely affected.

PATENTS AND PROPRIETARY TECHNOLOGY

     Products currently being developed or considered for development by the Company are in the area of biotechnology, an area in which there are extensive patent filings. The patent position of biotechnology firms generally is highly uncertain and involves complex legal and factual questions. To date, no consistent policy has emerged regarding the breadth of claims allowed in biotechnology patents. Accordingly, there can be no assurance that patent applications owned or licensed by the Company will result in patents being issued or that, if issued, such patents will afford protection against competitors with similar technology. In addition, there can be no assurance that products covered by such patents, or any other products developed by the Company or subject to licenses acquired by the Company, will not be covered by third party patents, in which case continued development and marketing of such products would require a license under such patents. There can be no assurance that such required licenses will be available to the Company or its licensees on acceptable terms.

     The Company is aware of several patents and patent applications which may affect the Company's ability to make, use and sell the Company's products or product candidates, including the following: (i) three United States patents, directed to intravenous immune globulin containing high concentrations of either CMV or RSV antibodies, which have been issued to a major pharmaceutical company having substantially greater financial resources than the Company and (ii) United States patents, directed to mouse monoclonal antibodies against T-cells and the use thereof, which have been issued to another major pharmaceutical company having substantially greater financial resources than the Company. Although the Company believes that neither its CytoGam and RespiGam technologies, which use intravenous immune globulins containing high concentrations of CMV or RSV antibodies, respectively, nor its MEDI-500 and BTI-322 technologies, which use monoclonal antibodies against T-cells, infringe any valid claims of such patents, the Company can provide no assurances that if a legal action based on such patents were brought against the Company, such an action would be resolved in the Company's favor. If such a dispute were resolved against the Company, in addition to potential damages, the manufacturing and sale of such products could be enjoined unless a license were obtained. There can be no assurances that, if a license were required, such a license would be made available on terms acceptable to the Company.

     The Company believes that there are other patents issued to third parties and/or patent applications filed by third parties which could have applicability to each of the Company's products and product candidates and could adversely affect the Company's freedom to make, use or sell such products or use certain processes for their manufacture. The Company is unable to predict whether it will ultimately be necessary to seek a license from such third parties or, if such a license were necessary, whether such a license would be available on terms acceptable to the Company. The necessity for such a license could have a material adverse effect on the Company's business.

     There has been substantial litigation regarding patent and other intellectual property rights in the biotechnology industry. Litigation may be necessary to enforce certain intellectual property rights of the Company. Any such litigation could result in substantial cost to and diversion of effort by the Company.

TECHNOLOGY AND COMPETITION

     Biotechnology and pharmaceuticals are evolving fields in which developments are expected to continue at a rapid pace. The Company's success depends upon developing and maintaining a competitive position in the development of products and technologies in its areas of focus. Competition from other biotechnology and pharmaceutical companies is intense. Many of these companies have substantially greater research and development capabilities, experience and marketing, financial and managerial resources, and represent significant competition for the Company. Acquisitions of competing biotechnology companies by large pharmaceutical companies could enhance such competitors' financial, marketing and other resources. There can be no assurance that developments by others will not render the Company's products or technologies noncompetitive or obsolete.

GOVERNMENT REGULATION

     Substantially all of the Company's products require regulatory approval by governmental agencies. In particular, human therapeutic and vaccine products are subject to rigorous preclinical and clinical testing for safety and efficacy and approval processes by the FDA, as well as regulatory authorities in foreign countries. The process of obtaining such approvals is costly and time-consuming. There can be no assurance that required approvals will be obtained. Any failure to obtain, or delay in obtaining, such approvals could adversely affect the ability of the Company or its collaborators to market products successfully and to generate revenues from sales or royalties.

     Any approved products are subject to continuing regulation, and non-compliance with applicable requirements can result in fines, recall or seizure of products, total or partial suspension of production, refusal of the government to approve product license applications, restrictions on the Company's ability to enter into supply contracts and criminal prosecution. The FDA also has the authority to revoke product licenses and establishment licenses previously granted. Further, the regulation of recombinant DNA technologies and the regulation of manufacturing facilities by state, local and other authorities is subject to change.

UNCERTAINTIES REGARDING HEALTH CARE REIMBURSEMENT AND REFORM

     The Company's ability to commercialize products successfully may depend in part on the extent to which reimbursement for the costs of such products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Significant uncertainty exists as to the reimbursement status of newly approved health care products, and there can be no assurance that adequate third-party coverage will be available for the Company to maintain price levels sufficient for realization of an appropriate return on its investment in developing new products. Government and other third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement for new products approved for marketing by the FDA, and by refusing, in some cases, to provide any coverage for uses of approved products for indications for which the FDA has not granted marketing approval. Recent initiatives to reduce the Federal deficit and to reform health care delivery are increasing these cost containment efforts. As managed care organizations continue to expand as a means of containing health care costs, the Company believes there may be attempts by such organizations to restrict use or delay authorization to use new products, such as those being developed by the Company, pending completion of cost/benefit analyses of such products by those managed care organizations. If adequate coverage and reimbursement levels are not provided by government and other third-party payors for uses of the Company's products, the market acceptance of these products would be adversely affected.

PRODUCT LIABILITY AND INSURANCE

     The testing, marketing and sale of health care products entails an inherent risk that product liability claims will be asserted against the Company. A product liability claim or recall could have a material adverse effect on the business or financial condition of the Company. Blood products, such as the Company's, involve heightened risks, including the risk of transmission of blood-borne diseases. Consequently, there are substantial costs associated with the handling of such products and with the disposal of the related hazardous waste material. Although the Company has obtained product liability insurance in an amount it believes is adequate, there can be no assurance that the Company will be able to maintain such insurance or that liability will not exceed its insurance coverage.

DEPENDENCE ON KEY PERSONNEL

     The Company's success depends upon the continued contributions of its executive officers and scientific and technical personnel. Many key responsibilities within the Company have been assigned to a relatively small number of individuals. The competition for qualified personnel is intense, and the loss of services of certain key personnel could adversely affect the business of the Company. The Company does not maintain or intend to purchase "key man" life insurance on any of its personnel.

POSSIBLE PRICE VOLATILITY OF NOTES AND COMMON STOCK

     The market prices for securities of biotechnology companies have been highly volatile. The announcement of technological innovations or new commercial products by the Company or its competitors, the impact of health care reform, developments relating to regulatory matters or to patents or proprietary rights, publicity regarding actual or potential medical results with respect to products under development by the Company or others as well as period-to-period variances in financial results could cause the market price of the Notes and the Common Stock into which the Notes are convertible to fluctuate substantially. In addition, the stock market has experienced extreme price and volume fluctuations that have particularly affected the market price for many high technology companies and that have often been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Notes and the Common Stock into which the Notes are convertible.

SUBORDINATION

     The Notes are unsecured and subordinated in right of payment in full to all existing and future Senior Indebtedness of the Company. As a result of such subordination, in the event of bankruptcy, liquidation or reorganization of the Company or upon acceleration of the Notes due to an event of default, the assets of the Company will be available to pay obligations on the Notes only after all Senior Indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. The Notes will be structurally subordinated to the liabilities, including trade payables, of any subsidiary of the Company. The Indenture does not prohibit or limit the incurrence of Senior Indebtedness or the incurrence of other indebtedness and other liabilities by the Company or any subsidiary of the Company, and the incurrence of additional indebtedness and other liabilities by the Company or any subsidiary of the Company could adversely affect the Company's ability to pay its obligations on the Notes. As of June 30, 1996, the Company had approximately $2.0 million of Senior Indebtedness outstanding. The Company anticipates that from time to time it will incur additional indebtedness, including Senior Indebtedness, and that it will, and subsidiaries of the Company may, from time to time incur other additional indebtedness and liabilities.

LIMITATIONS ON REPURCHASE OF NOTES UPON FUNDAMENTAL CHANGE

     In the event of a Fundamental Change, each holder of the Notes will have the right, at the holder's option, to require the Company to repurchase all or a portion of such holder's Notes. The Company's ability to repurchase the Notes upon a Fundamental Change may be limited by the terms of the Company's Senior Indebtedness and the subordination provisions of the Indenture. Further, the ability of the Company to repurchase the Notes upon a Fundamental Change will be dependent on the availability of sufficient funds and compliance with applicable securities laws. Accordingly, there can be no assurance that the Company will be able to repurchase the Notes upon a Fundamental Change. Failure of the Company to repurchase Notes at the option of the holder upon a Fundamental Change would result in an Event of Default (as defined in the Indenture) under the Notes, which could in turn result in acceleration of the payment of other indebtedness of the Company at the time outstanding pursuant to cross-default provisions.

     The term "Fundamental Change" is limited to certain specified transactions and may not include other events that might adversely affect the financial condition of the Company, nor would the requirement that the Company offer to repurchase the Notes upon a Fundamental Change necessarily afford holders of the Notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving the Company.

ABSENCE OF PUBLIC MARKET FOR THE NOTES

     Prior to this offering there has been no public trading market for the Notes, although the Notes have been eligible for trading through the PORTAL Market. Although the Initial Purchaser has advised the Company that it currently intends to make a market in the Notes, it is not obligated to do so and may discontinue such market making at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, there can be no assurance that any public market for the Notes will develop or, if one does develop, that it will be maintained. If an active public market for the Notes fails to develop or be sustained, the trading price of such Notes could be materially adversely affected. The Company does not intend to apply for listing of the Notes on any securities exchange.

                                8



                         USE OF PROCEEDS

     The Company will not receive any of the proceeds from sales of the Notes or the Shares by the Selling Securityholders.


                    RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges of the Company for the periods indicated:


                                                                Six Months
                                                                  Ended
                           Year Ended December 31,               June 30,
                           1991   1992 1993   1994  1995    1995    1996
Ratio of earnings to       11.20   *     *     *      *      *       *
fixed charges
____________________

* The ratio of earnings to fixed charges is computed using pre-tax income. On this basis, earnings before fixed charges for the years ended December 31, 1992, 1993, 1994 and 1995 and for the six months ended June 30, 1995 and 1996 were not adequate to cover fixed charges by $8.0 million, $12.6 million, $18.2 million, $22.0 million, $10.1 million and $8.4 million, respectively.


                                9


      The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and that portion of net rental expense (one-third) deemed representative of the interest factor.


                           DESCRIPTION OF NOTES

     The Notes were issued under an indenture, dated as of July 8, 1996 (the "Indenture"), between the Company and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). Copies of the Indenture and the Registration Rights Agreement (as defined below) are available from the Trustee upon request by a registered holder of the Notes. The following summaries of certain provisions of the Notes, the Indenture and the Registration Rights Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Notes, the Indenture and the Registration Rights Agreement, including the definitions therein of certain terms which are not otherwise defined in this Prospectus. Wherever particular provisions or defined terms of the Indenture (or of the form of Note which is a part thereof) or the Registration Rights Agreement are referred to, such provisions or defined terms are incorporated herein by reference.

GENERAL

     The Notes represent unsecured general obligations of the Company subordinate in right of payment to certain other obligations of the Company as described under "Subordination of Notes" and convertible into Common Stock as described under "Conversion of Notes." The Notes are limited to $60,000,000 aggregate principal amount, are issuable only in denominations of $1,000 or multiples thereof and will mature on July 1, 2003, unless earlier redeemed at the option of the Company or at the option of the holder upon a Fundamental Change (as defined below).

     The Indenture does not contain any financial covenants or restrictions on the payment of dividends, the incurrence of Senior Indebtedness (as defined below under "Subordination of Notes") or the issuance or repurchase of securities of the Company. The Indenture contains no covenants or other provisions to afford protection to holders of the Notes in the event of a highly leveraged transaction or a change in control of the Company except to the extent described under "Redemption at Option of the Holder."

     The Notes bear interest at the rate of 7% per annum from July 8, 1996, payable semi-annually on January 1 and July 1, commencing on January 1, 1997, to holders of record at the close of business on the preceding December 15 and June 15, respectively, except (i) that the interest payable upon redemption (unless the date of redemption is an interest payment date) will be payable to the person to whom principal is payable and (ii) as set forth in the next succeeding sentence. In the case of any Note (or portion thereof) which is converted into Common Stock of the Company during the period from (but excluding) a record date to (but excluding) the next succeeding interest payment date either (i) if such Note (or portion thereof) has been called for redemption on a redemption date which occurs during such period, or is to be redeemed in connection with a Fundamental Change on a Repurchase Date (as defined below) which occurs during such period, the Company shall not be required to pay interest on such interest payment date in respect of any such Note (or portion thereof) or (ii) if otherwise, any Note (or portion thereof) submitted for conversion during such period shall be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted (see "Conversion of Notes" below). Interest may, at the Company's option, be paid either (i) by check mailed to the address of the person entitled thereto as it appears in the Note register or (ii) by transfer to an account maintained by such person located in the United States; provided, however, that payments to The Depository Trust Company, New York, New York ("DTC") will be made by wire transfer of immediately available funds to the account of DTC or its nominee. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

                               10



FORM, DENOMINATION AND REGISTRATION

     Global Note, Book-Entry Form. Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and multiples thereof. Notes sold by the Selling Securityholders pursuant to the Registration Statement of which this Prospectus forms a part will be represented by a global Note (the "Registered Global Note"), except as set forth below under "Certificated Notes." The Registered Global Note will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. ("Cede") as DTC's nominee. Beneficial interests in the Registered Global Note will be exchangeable for definitive certificated Notes only in accordance with the terms of the Indenture.

     Purchasers of the Notes offered hereby may hold their interests in the Registered Global Note directly through DTC or indirectly through organizations which are participants in DTC (the "Participants"). Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds.

     Persons who are not Participants may beneficially own interests in the Registered Global Note held by DTC only through Participants or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). So long as Cede, as the nominee of DTC, is the registered owner of the Registered Global Note, Cede for all purposes will be considered the sole holder of the Registered Global Note. Except as provided below, owners of beneficial interests in the Registered Global Note will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered the holders thereof.

     Payment of interest on and the redemption price of the Registered Global Note will be made to Cede, the nominee for DTC, as the registered owner of the Registered Global Note by wire transfer of immediately available funds on each interest payment date or the redemption date, as the case may be. Neither the Company, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Registered Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company has been informed by DTC that, with respect to any payment of interest on, or the redemption price of, the Registered Global Note, DTC's practice is to credit Participants' accounts on the payment date therefor with payments in amounts proportionate to their respective beneficial interests in the principal amount represented by the Registered Global Note as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in the principal amount represented by the Registered Global Note held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in "street name."

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in the principal amount represented by the Registered Global Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

     Neither the Company nor the Trustee (or any registrar, paying agent or conversion agent under the Indenture) will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including, without limitation, the presentation of Notes for exchange as described below), only at the direction of one or more Participants to whose account with DTC interests in the Registered Global Note are credited, and only in respect of the principal amount of the Notes represented by the Registered Global Note as to which such Participant or Participants has or have given such direction.

                               11



     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Registered Global Note among Participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will cause Notes to be issued in definitive form in exchange for the Registered Global Note.

Certificated Notes. Holders of Notes may request that certificated Notes be issued in lieu of, or in exchange for, Notes represented by the Registered Global Note. Furthermore, certificated Notes may be issued in exchange for Notes represented by the Registered Global Note if no successor depositary is appointed by the Company as set forth above under "Global Note, Book-Entry Form."


CONVERSION OF NOTES

     The holders of Notes will be entitled at any time after October 6, 1996 through the close of business on the final maturity date of the Notes, subject to prior redemption, to convert any Notes or portions thereof (in denominations of $1,000 or multiples thereof) into Common Stock of the Company, at the conversion price set forth on the cover page of this Prospectus, subject to adjustment as described below. Except as described below, no payment or other adjustment will be made on conversion of any Notes for interest accrued thereon or for dividends on any Common Stock issued. If any Notes not called for redemption are converted after a record date for the payment of interest and prior to the next succeeding interest payment date, such Notes must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted. The Company is not required to issue fractional shares of Common Stock upon conversion of Notes and, in lieu thereof, will pay a cash adjustment based upon the market price of Common Stock on the last business day prior to the date of conversion. In the case of Notes called for redemption, conversion rights will expire at the close of business on the business day preceding the day fixed for redemption unless the Company defaults in the payment of the redemption price. A Note in respect of which a holder is exercising its option to require redemption upon a Fundamental Change may be converted only if such holder withdraws its election to exercise its option in accordance with the terms of the Indenture.

     The initial conversion price of $19.68 per share of Common
Stock is subject to adjustment under formulae as set forth in the Indenture in certain events, including:

     (i) the issuance of Common Stock of the Company as a dividend or distribution on the Common Stock;

     (ii) certain subdivisions and combinations of the Common
Stock;

     (iii) the issuance to all holders of Common Stock of certain rights or warrants to purchase Common Stock;

                               12



     (iv) the distribution to all holders of Common Stock of capital stock (other than Common Stock) or evidences of indebtedness of the Company or of assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above or paid in cash);

     (v) distributions consisting of cash, excluding any quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any quarter does not exceed the greater of (x) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require an adjustment of the conversion price pursuant to this clause (v) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (y) 3.75 percent of the average of the last reported sales price of the Common Stock during the ten trading days immediately prior to the date of declaration of such dividend, and excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company. If an adjustment is required to be made as set forth in this clause (v) as a result of a distribution that is a quarterly dividend, such adjustment will be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant to this clause (v). If an adjustment is required to be made as set forth in this clause (v) as a result of a distribution that is not a quarterly dividend, such adjustment would be based upon the full amount of the distribution;

     (vi) payment in respect of a tender offer or exchange offer by the Company or any subsidiary of the Company for the Common Stock to the extent that the cash and value of any other consideration included in such payment per share of Common Stock exceeds the Current Market Price (as defined in the Indenture) per share of Common Stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer;

     (vii) payment in respect of a tender offer or exchange offer by a person other than the Company or any subsidiary of the Company in which, as of the closing date of the offer, the Board of Directors is not recommending rejection of the offer. The adjustment referred to in this clause (vii) will only be made if the tender offer or exchange offer is for an amount which increases the offeror's ownership of Common Stock to more than 25% of the total shares of Common Stock outstanding, and if the cash and value of any other consideration included in such payment per share of Common Stock exceeds the Current Market Price per share of Common Stock on the business day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer. The adjustment referred to in this clause (vii) will generally not be made, however, if, as of the closing of the offer, the offering documents with respect to such offer disclose a plan or an intention to cause the Company to engage in a consolidation or merger of the Company or a sale of all or substantially all of the Company's assets; and

     (viii) the issuance of Common Stock or securities convertible into, or exchangeable for, Common Stock at a price per share (or having a conversion or exchange price per share) that is less than the then Current Market Price of the Common Stock (but excluding, among other things, issuances: (a) pursuant to any bona fide plan for the benefit of employees, directors or consultants of the Company now or hereafter in effect; (b) to acquire all or any portion of a business in an arm's-length transaction between the Company and an unaffiliated third party including, if applicable, issuances upon exercise of options or warrants assumed in connection with such an acquisition; (c) in a bona fide public offering pursuant to a firm commitment underwriting or sales at the market pursuant to a continuous offering stock program; (d) pursuant to the exercise of warrants, rights (including, without limitation, earnout rights) or options, or upon the conversion of convertible securities, which are issued and outstanding on the date hereof, or which may be issued in the future at fair value and with an exercise price or conversion price at least equal to the Current Market Price of the Common Stock at the time of issuance of such warrant, right, option or convertible security; and (e) pursuant to a dividend reinvestment plan or other plan hereafter adopted for the reinvestment of dividends or interest provided that such Common Stock is issued at a price at least equal to 95% of the market price of the Common Stock at the time of such issuance).

                               13



     In the case of (i) any reclassification of the Common Stock, or (ii) a consolidation, merger or combination involving the Company or a sale or conveyance to another person of the property and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of Common Stock shall be entitled to receive stock, other securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, the holders of the Notes then outstanding will generally be entitled thereafter to convert such Notes into the kind and amount of shares of stock, other securities or other property or assets which they would have owned or been entitled to receive upon such reclassification, change, consolidation, merger, combination, sale or conveyance had such Notes been converted into Common Stock immediately prior to such reclassification, consolidation, merger, combination, sale or conveyance assuming that a holder of Notes would not have exercised any rights of election as to the stock, other securities or other property or assets receivable in connection therewith.

     In the event of a taxable distribution to holders of Common Stock or in certain other circumstances requiring conversion price adjustments, the holders of Notes may, in certain circumstances, be deemed to have received a distribution subject to United States income tax as a dividend; in certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of Common Stock. See "Certain Federal Income Tax Considerations" below.

     The Company from time to time may to the extent permitted by law reduce the conversion price by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction, if the Board of Directors has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. The Company may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain Federal Income Tax Considerations."

     No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, the conversion price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing.

OPTIONAL REDEMPTION BY THE COMPANY

     The Notes are not entitled to any sinking fund. At any time on or after July 7, 1999, the Notes will be redeemable at the Company's option on at least 30 days' notice as a whole or, from time to time, in part at the following prices (expressed as percentages of the principal amount), together with accrued interest to and including the date fixed for redemption.

     If redeemed during the 12-month period beginning July 1:

               Year                 Redemption Price

               1999                   104.00%
               2000                   103.00
               2001                   102.00
               2002                   101.00

and 100% at July 1, 2003; provided that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of record on the relevant record date of the Notes being redeemed.

                               14



     If less than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in principal amounts of $1,000 or multiples thereof by lot, pro rata or by another method the Trustee considers fair and appropriate. If a portion of a holder's Notes is selected for partial redemption and such holder converts a portion of such Notes, such converted portion shall be deemed to be of the portion selected for redemption.

REDEMPTION AT OPTION OF THE HOLDER

     If a Fundamental Change (as defined below) occurs at any time prior to July 1, 2003, each holder of Notes shall have the right, at the holder's option, to require the Company to redeem any or all of such holder's Notes on the date (the "Repurchase Date") that is 30 days after the date of the Company's notice of such Fundamental Change. The Notes will be redeemable in multiples of $1,000 principal amount.

     The Company shall redeem such Notes at a price (expressed as a percentage of the principal amount) equal to (i) 107.00% if the Repurchase Date is during the 12-month period beginning July 1, 1996, (ii) 106.00% if the Repurchase Date is during the 12-month period beginning July 1, 1997, (iii) 105.00% if the Repurchase Date is during the 12-month period beginning July 1, 1998 and
(iv) thereafter at the redemption price set forth under "Optional Redemption by the Company" which would be applicable to a redemption at the option of the Company on the Repurchase Date; provided that, if the Applicable Price (as defined) is less than the Reference Market Price (as defined), the Company shall redeem such Notes at a price equal to the foregoing redemption price multiplied by the fraction obtained by dividing the Applicable Price by the Reference Market Price. In each case, the Company shall also pay accrued interest on the redeemed Notes to, but excluding, the Repurchase Date; provided that, if such Repurchase Date is an interest payment date, then the interest payable on such date shall be paid to the holder of record of the Notes on the relevant record date.

     The Company is required to mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the tenth day after the occurrence of such Fundamental Change. The Company is also required to deliver the Trustee a copy of such notice. To exercise the redemption right, a holder of Notes must deliver, on or before the 30th day after the date of the Company's notice of a Fundamental Change (the "Fundamental Change Expiration Time"), written notice of the holder's exercise of such right, together with the Notes to be so redeemed, duly endorsed for transfer, to the Company (or an agent designated by the Company for such purpose). Payment for Notes surrendered for redemption (and not withdrawn) prior to the Fundamental Change Expiration Time will be made promptly following the Repurchase Date.

     The term "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially all Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration which is not all or substantially all common stock listed (or, upon consummation of or immediately following such transaction or event, which will be listed) on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise). The term "Applicable Price" means
(i) in the event of a Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the last reported sale price for the Common Stock during the ten trading days prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets in connection with the Fundamental Change. The term "Reference Market Price" shall initially mean $10.67 and in the event of any adjustment to the conversion price described above pursuant to the provisions of the Indenture the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of $10.67 to $19.68.

                               15



     The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act which may then be applicable in connection with the redemption rights of Note holders in the event of a Fundamental Change. The redemption rights of the holders of Notes could discourage a potential acquiror of the Company. The Fundamental Change redemption feature, however, is not the result of management's knowledge of any specific effort to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions.

     The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not constitute a Fundamental Change, but that would increase the amount of Senior Indebtedness outstanding at such time. Further, the payment of the Fundamental Change redemption price on the Notes is subordinated to the prior payment of Senior Indebtedness as described under "Subordination of Notes" below. There are no restrictions in the Indenture on the creation of additional Senior Indebtedness or other indebtedness. Under certain circumstances, the incurrence of additional indebtedness could have an adverse effect on the Company's ability to service its indebtedness, including the Notes. If a Fundamental Change were to occur, there can be no assurance that the Company would have sufficient funds to pay the Fundamental Change redemption price for all Notes tendered by the holders thereof. A default by the Company on its obligations to pay the Fundamental Change redemption price could result in acceleration of the payment of other indebtedness of the Company at the time outstanding pursuant to cross-default provisions.

SUBORDINATION OF NOTES

     The Indebtedness evidenced by the Notes is subordinated to the extent provided in the Indenture to the prior payment in full of all Senior Indebtedness. Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest on the Notes is to be subordinated to the extent provided in the Indenture in right of payment to the prior payment in full in cash of all Senior Indebtedness. In the event of any acceleration of the Notes because of an Event of Default (as defined in the Indenture), the holders of any Senior Indebtedness then outstanding would be entitled to payment in full in cash of all obligations in respect of such Senior Indebtedness before the holders of the Notes are entitled to receive any payment or distribution in respect thereof. The Indenture will require that the Company promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated because of an Event of Default.

     The Company also may not make any payment upon or in respect of the Notes if (i) a default in the payment of the principal of, premium, if any, interest, rent or other obligations in respect of Senior Indebtedness occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness (as defined) that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or other person permitted to give such notice under the Indenture. Payments on the Notes may and shall be resumed (a) in case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received. No new period of payment blockage may be commenced pursuant to a Payment Blockage Notice unless and until (i) 365 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. During any period of payment blockage, any payment that otherwise would have been made during such period will accrue interest, to the extent legally permissible, at the annual rate set forth on the cover page hereof from the date on which such payment was required under the terms of the Indenture until the date of payment. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or shall be made, the basis for a subsequent Payment Blockage Notice.

                               16



     By reason of the subordination provisions described above, in the event of the Company's bankruptcy, dissolution or reorganization, holders of Senior Indebtedness may receive more, ratably, and holders of the Notes may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default under the Indenture.

     The term "Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness (as defined below) of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is pari passu or junior to the Notes. Notwithstanding the foregoing, the term Senior Indebtedness shall not include any Indebtedness of the Company to any subsidiary of the Company, a majority of the voting stock of which is owned, directly or indirectly, by the Company.

     The term "Indebtedness" means, with respect to any Person
(as defined in the Indenture), and without duplication:

     (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services),

     (b) all reimbursement obligations and other liabilities
(contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances,

     (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property,

     (d) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement,

     (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d),

     (f) any indebtedness or other obligations described in clauses (a) through (d) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person, and

                               17




     (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

     The term "Designated Senior Indebtedness" means any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of the Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

     At June 30, 1996, the Company had approximately $2.0 million of indebtedness outstanding that would have constituted Senior Indebtedness. The Indenture does not limit the amount of additional indebtedness, including Senior Indebtedness, which the Company can create, incur, assume or guarantee, nor does the Indenture limit the amount of indebtedness which any subsidiary can create, incur, assume or guarantee.

     In the event that, notwithstanding the foregoing, the Trustee or any holder of the Notes receives any payment or distribution of assets of the Company of any kind in contravention of any of the subordination provisions of the Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Notes before all Senior Indebtedness is paid in full, then such payment or distribution will by held by the recipient in trust for the benefit of holders of Senior Indebtedness or their representatives to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness.

     The Company is obligated to pay reasonable compensation to the Trustee and to indemnify the Trustee against certain losses, liabilities or expenses incurred by it in connection with its duties relating to the Notes. The Trustee's claims for such payments will generally be senior to those of holders of the Notes in respect of all funds collected or held by the Trustee.

EVENTS OF DEFAULT; NOTICE AND WAIVER

     An Event of Default is defined in the Indenture as being: default in payment of the principal of or premium, if any, on the Notes; default for 30 days in payment of any installment of interest on the Notes; default by the Company for 60 days after notice in the observance or performance of any other covenants in the Indenture; or certain events involving bankruptcy, insolvency or reorganization of the Company. The Indenture provides that the Trustee may withhold notice to the holders of the Notes of any default (except in payment of principal of, premium, if any, or interest with respect to the Notes) if the Trustee considers it in the interest of the holders of the Notes to do so.

     The Indenture provides that if an Event of Default shall have occurred and be continuing, the Trustee or the holders of not less than 25% in principal amount of the Notes then outstanding may declare the principal of and accrued interest on the Notes to be due and payable immediately. In the case of certain events of bankruptcy or insolvency, the principal of, premium, if any, and interest on the Notes shall automatically become and be immediately due and payable. However, if the Company shall cure all defaults (except the nonpayment of principal of, premium, if any, and interest on any of the Notes which shall have become due by acceleration) and certain other conditions are met, with certain exceptions, such declaration may be canceled and past defaults may be waived by the holders of a majority of the principal amount of the Notes then outstanding.

     The holders of a majority in principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

                               18



MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of the Notes at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Notes, except that no such modification shall (i) extend the fixed maturity of any Note, reduce the rate or extend the time for payment of interest thereon, reduce the principal amount thereof or premium, if any, thereon, reduce any amount payable upon redemption or repurchase thereof, change the obligation of the Company to repurchase any Note upon the happening of any Fundamental Change in a manner adverse to holders of Notes, impair the right of a holder to institute suit for the payment thereof, change the currency in which the Notes are payable, impair the right to convert the Notes into Common Stock subject to the terms set forth in the Indenture, or modify the provisions of the Indenture with respect to the subordination of the Notes in a manner adverse to the holders of the Notes in any material respect, without the consent of each holder of a Note so affected, or (ii) reduce the aforesaid percentage of Notes whose holders are required to consent to any such supplemental indenture, without the consent of the holders of all of the Notes then outstanding. The Indenture also provides for certain modifications of its terms without the consent of holders of the Notes.


REGISTRATION RIGHTS OF THE NOTEHOLDERS

     Pursuant to the terms of the Registration Rights Agreement dated as of July 8, 1996 between the Company and the Initial Purchaser (the "Registration Rights Agreement"), the Company has filed with the Commission a registration statement, of which this Prospectus forms a part, covering resales by holders of the Notes and the Common Stock issuable upon conversion of the Notes. The Company has agreed to keep the registration statement effective until the earlier of (i) the sale pursuant to the registration statement of all the securities registered thereunder and
(ii) the expiration of the holding period applicable to such securities under Rule 144(k) under the Securities Act, or any successor provision. The Registration Rights Agreement provides that the Company may suspend the use of this Prospectus for a period not to exceed 30 days in any three-month period, or not to exceed an aggregate of 60 days in any 12-month period under certain circumstances relating to pending corporate developments, public filings with the Commission and similar events. The Company has agreed to pay predetermined liquidated damages to those holders of Notes and those holders of Common Stock issued upon conversion of the Notes who have requested to sell pursuant to the registration statement if the registration statement is unavailable for periods in excess of those permitted above. The Company has further agreed, if such unavailability continues for an additional thirty-day period, to pay predetermined liquidated damages to all holders of Notes and all holders of Common Stock issued upon conversion of the Notes, whether or not such holder has requested to sell pursuant to the registration statement.
The Registration Rights Agreement provides for Selling Securityholders to (i) be named as a selling securityholder in a supplement to this Prospectus and (ii) deliver this Prospectus together with the relevant Prospectus Supplement to purchasers, and further provides for Selling Securityholders to be bound by those provisions of the Registration Rights Agreement which are applicable to the Selling Securityholders (including indemnification provisions). The Company has agreed to pay all expenses incident to the Company's performance of and compliance with the Registration Rights Agreement, provide to each Selling Securityholder copies of this Prospectus and the relevant Prospectus Supplement, notify each Selling Securityholder when the registration statement has become effective and take certain other actions as are required to permit, subject to the foregoing, unrestricted resales of the Notes and the underlying Common Stock.

INFORMATION CONCERNING THE TRUSTEE

     Norwest Bank Minnesota, National Association, as the Trustee under the Indenture, has been appointed by the Company as paying agent, conversion agent, registrar and custodian with regard to the Notes.

                               19



                       DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, par value $.01 per share (the
"Common Stock"), and 5,524,525 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

COMMON STOCK

     At June 30, 1996, there were 21,655,284 shares of Common Stock outstanding held of record by 370 stockholders. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, the holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Upon liquidation or dissolution of the Company, the holders of Common Stock are entitled to receive, pro rata, all assets of the Company remaining after payment of liabilities and the liquidation preference of any outstanding shares of Preferred Stock. Holders of Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The outstanding shares of Common Stock are, and the shares of Common Stock to be outstanding upon completion of this offering will be, fully paid and nonassessable. The Company has not paid and does not presently intend to pay cash dividends on its Common Stock.

PREFERRED STOCK

     At June 30, 1996, the Company had reserved 2,108,652 shares of Series A Convertible Preferred Stock for issuance upon exercise of warrants (the "Preferred Stock Warrants"). The Preferred Stock Warrants expire on January 12, 2000 and are exercisable at $1.00 per share. Each share of Series A Convertible Preferred Stock is convertible into one share of Common Stock. In connection with the initial public offering of the Common Stock in May 1991, the holders of the Preferred Stock Warrants agreed that, immediately upon any exercise thereof, such holders would convert the Series A Convertible Preferred Stock issuable upon exercise of such warrants into shares of Common Stock.

     The Company's Board of Directors has the authority to issue up to 3,000,000 additional shares of Preferred Stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. If shares of Preferred Stock with voting rights are issued, such issuance could affect the voting rights of the holders of the Company's Common Stock by increasing the number of outstanding shares entitled to vote and by the creation of class or series voting rights. In addition, any further issuance of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. The Company has no present plans to issue any additional shares of Preferred Stock or to establish or designate any new series of Preferred Stock.

     Other than rights that may be granted to holders of Preferred Stock, there is no provision in the Company's Restated Certificate of Incorporation or By-laws that would have the effect of delaying, deterring or preventing a change in control in the Company and that would operate only with respect to an extraordinary corporate transaction involving the Company, such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Company's assets, or liquidation.

                               20




REGISTRATION RIGHTS

     In December 1990, the Company entered into a stockholders' agreement with certain stockholders (the "Stockholders' Agreement"). The signatories to the Stockholders' Agreement are entitled to certain rights to registration under the Securities Act of certain shares of Common Stock held by such persons.
Under the Stockholders' Agreement, these holders may request that the Company file a registration statement under the Securities Act and, subject to certain conditions, the Company generally will be required to use its best efforts to effect any such registration. The Company is not generally required to effect more than two such registrations, although under certain circumstances the holders will have the right to request additional registrations. In addition, if the Company proposes to register any of its securities, either for its own account or for the account of other stockholders, the Company is required, with certain exceptions, to notify such holders and, subject to certain limitations, to include in such registration all of the shares of Common Stock requested to be included by such holders. The Company is generally obligated to bear the expenses, other than underwriting discounts and sales commissions, of all of these registrations. American Home Products Corporation and Baxter Healthcare Corporation also have certain rights to registration under the Securities Act of shares of Common Stock beginning in January 1997. For a description of the Registration Rights Agreement pursuant to which the Notes and Shares offered hereby are being registered under the Securities Act, see "Description of Notes - Registration Rights of the Noteholders."

     Any exercise of such registration rights may hinder efforts by the Company to arrange future financings and may have an adverse effect on the market price of the Common Stock.

LIMITATION OF LIABILITY

     As permitted by the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

     As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of his duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

     The Company maintains directors, and officers, liability insurance. In addition, the Company's By-laws provide for indemnification of all officers and directors against liabilities or expenses incurred in connection with any action, suit or proceeding if the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the Company's best interests, unless the action, suit or proceeding involves liability by the director or officer to the Company and no court determines that such director or officer is entitled to indemnification. The Company's by-laws also provide that expenses incurred by a director or officer in defending any such action may be advanced by the Company if the director or officer undertakes to repay such amount in the event it is determined that he is not entitled to indemnification.

                               21



BUSINESS COMBINATION PROVISIONS

     The business combination provision contained in Section 203 of the Delaware General Corporation Law ("Section 203") generally defines an interested stockholder as any person that (i) owns, directly or indirectly 15% or more of the outstanding voting stock of a corporation or (ii) is an affiliate or associate of a corporation and was the owner of 15% or more of the outstanding voting stock at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and the associates of such person. Under Section 203, a resident domestic corporation may not engage in any business combination with any interested stockholder for a period of three years following the time such stockholder became an interested stockholder, unless (i) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder or (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding shares owned (a) by persons who are directors and also officers and (b) employee stock plans, in certain instances), or (iii) at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2'3% of the outstanding voting stock which is not owned by the interested stockholder. The restrictions imposed by Section 203 will not apply to a corporation if (i) the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203; or (ii) the corporation by the action of stockholders holding a majority of the outstanding voting stock adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by Section 203 (such amendment will not be effective until 12 months after adoption and shall not apply to any business combination between such corporation and any person who became an interested stockholder of such corporation at or prior to such adoption).

     The Company has not elected out of the statute and, therefore, the restrictions imposed by Section 203 will apply to the Company.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is
American Stock Transfer & Trust Company.

                               22



                CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following summary sets forth certain Federal tax consequences of acquiring and owning the Notes. Tax consequences that result from the tax status or particular circumstances of the holder are not addressed. Thus, for example, the summary does not discuss the treatment of holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, corporations subject to the alternative minimum tax, and tax-exempt entities. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, court decisions and Internal Revenue Service rulings now in effect, all of which are subject to change including changes with retroactive effect. The summary assumes that Notes will be held as "capital assets" as defined in the Code and that they were purchased upon their original issuance at the initial offering price. Prospective purchasers are advised to consult their own tax advisors regarding the tax consequences of acquiring, holding or disposing of Notes in light of their personal investment circumstances, and the consequences under state, local and foreign tax laws.

NOTES PURCHASED AT A MARKET DISCOUNT

     Subject to a de minimis exception, a holder of a Note acquired at a market discount will generally be required to treat as ordinary income any gain recognized on the disposition of the Note to the extent of the accrued market discount on the Note at the time of disposition. For this purpose, the market discount on a Note will generally be equal to the amount, if any, by which the stated redemption price at maturity of the Note immediately after its acquisition exceeds the holder's tax basis in the Note. In general, market discount on a Note will be treated as accruing on a straight-line basis over the term of the Note or, at the election of the holder, under a constant yield method. A holder of a Note acquired at a market discount may also be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the Note until the Note is disposed of in a taxable transaction. The foregoing rules will not apply if the holder elects to include accrued market discount in income currently. If a holder acquires a Note at a market discount and receives Common Stock upon conversion of the Note, the amount of accrued market discount with respect to the Note through the date of the conversion will be treated, under regulations to be issued, as ordinary income on the disposition of the Common Stock.

NOTES PURCHASED AT A PREMIUM

     A holder that purchases a Note for an amount in excess of its principal amount may be entitled to elect to treat a portion of such excess as "amortizable bond premium," which will reduce the amount required to be included in the holder's income each year as interest on the Note by the amount of such premium allocable to that year based on the Note's yield to maturity.
The amount of amortizable bond premium will not, however, include any amount attributable to the conversion features of the Note. An election to amortize bond premium will apply to all bonds (other than tax-exempt bonds) held by the holder at the beginning of the taxable year to which the election applies or thereafter acquired by the holder.

REDEMPTION OR SALE OF NOTES

     Generally redemption or sale of the Notes will result in taxable gain or loss equal to the difference between (i) the amount of cash and the fair market value of any other property received and (ii) the holder's tax basis in the Notes. To the extent that the amount received is attributable to accrued interest, however, that amount will be taxed as ordinary income. A holder's tax basis in Notes generally will equal the cost of the Notes to the holder. Subject to the market discount rules discussed above, gain or loss on the disposition of Notes will be capital gain or loss and will be long-term capital gain or loss if the Notes have been held for more than one year at the time of disposition.

                               23


CONVERSION OF NOTES INTO COMMON STOCK

     No gain or loss will be recognized upon conversion of Notes into Common Stock, except with respect to any cash paid in lieu of fractional shares of Common Stock. The tax basis of the Common Stock received upon conversion will be equal to the tax basis of the Notes converted, less any portion thereof allocable to a fractional share for which cash is received. The holding period of the Common Stock received upon conversion will include the holding period of the Notes converted. Under the current ruling policy of the Internal Revenue Service, cash received in lieu of a fractional share of Common Stock should generally be treated as a payment in exchange for such fractional share rather than as a dividend. Gain or loss recognized on the receipt of cash paid in lieu of a fractional share generally will be capital gain or loss and will equal the difference between the amount of cash received and the amount of tax basis allocable to the fractional share.

ADJUSTMENT OF CONVERSION PRICE

     Holders of convertible debt instruments may be deemed to have received constructive distributions where the conversion ratio is adjusted to reflect property distributions with respect to the stock into which such debt instruments are convertible. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments, however, will generally not be considered to result in a constructive distribution of stock. Certain of the possible adjustments provided in the Notes may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, holders of Notes might be deemed to have received constructive distributions taxable as dividends.

BACKUP WITHHOLDING

     Under the backup withholding provisions of the Code and applicable Treasury regulations, a holder of Notes or Common Stock may be subject to backup withholding at the rate of 31% with respect to dividends or interest paid on, or the proceeds of a sale, exchange or redemption of Notes or Common Stock, unless
(a) such holder is a corporation or comes within certain other exempt categories and when required demonstrates this fact or
(b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder's Federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

SPECIAL TAX RULES APPLICABLE TO FOREIGN HOLDERS

     For purposes of the following discussion, a "United States Alien Holder" is any holder who, for United States Federal income tax purposes, is a foreign corporation, a foreign partnership, a nonresident alien individual, or an estate or trust other than an estate or trust the income of which is includible in income for Federal income tax purposes regardless of its source.

     Payments of interest on the Notes to a United States Alien Holder will not be subject to United States Federal withholding tax provided that (a) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the holder is not a controlled foreign corporation that is related to the Company through stock ownership and (c) either (1) the beneficial owner of the Note, under penalties of perjury, provides the Company or its agent with such owner's name and address and certifies that the owner is not a United States person or (2) a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") certifies to the Company or its agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or another financial institution and furnishes to the Company or its agent a copy thereof.

                               24



     A United States Alien Holder generally will not be subject to United States Federal income or withholding tax on gain realized on the sale or exchange of Notes or Common Stock unless
(i) the holder is an individual who was present in the United States for 183 days or more during the taxable year and (a) such holder has a "tax home" in the United States or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such holder, (ii) the gain is effectively connected with the conduct of a trade or business of the holder in the United States, or (iii) the Company is or has been a "United States real property holding corporation" at any time within the shorter of the five-year period preceding such disposition or such holder's holding period. If the Company becomes a "United States real property holding corporation," gain recognized on a disposition of Notes or Common Stock would not be subject to Federal income tax if (i) the Common Stock is "regularly traded on an established securities market" within the meaning of the Code and (ii) either (A) the United States Alien Holder disposing of Common Stock did not own, actually or constructively, at any time during the five-year period preceding the disposition, more than 5% of the Common Stock, or (B) in the case of a disposition of Notes, the United States Alien Holder did not own, actually or constructively, Notes which, as of the date of such holder's most recent acquisition of Notes, had a fair market value greater than that of 5% of the Common Stock. The preceding sentence assumes that the Common Stock is and will continue to be listed on a domestic stock exchange and regularly quoted by brokers and hence will be "regularly traded" on an established securities market at the time of disposition. However, it may be possible to read the temporary regulations that define "regularly traded" for this purpose as providing that the Common Stock will not be "regularly traded" for any calendar quarter during which 100 or fewer persons (treating related persons as one person) in the aggregate own 50% or more of the Common Stock. If (i) this interpretation of the temporary regulations is determined to be correct, (ii) the temporary regulations as so interpreted are determined to be valid, and
(iii) the Company is a "United States real property holding corporation" during the relevant time period described above, a United States Alien Holder (without regard to its ownership percentage of Common Stock or Notes) will be subject to United States Federal income tax with respect to gain realized on any sale or other disposition of the Common Stock or the Notes that occurs within a calendar quarter during which 50% or more of the Common Stock is so owned as well as to a withholding tax (generally at a rate of 10% of the cash proceeds). Any amount withheld pursuant to such withholding tax will be creditable against such holder's United States Federal income tax liability.

     Income received by a United States Alien Holder in the form of interest on the Notes or dividends on the Common Stock will be subject to a United States Federal withholding tax at a 30% rate upon the actual payment of the dividends or interest except as described above and except where an applicable tax treaty provides for the reduction or elimination of such withholding tax. However, a United States Alien Holder generally will be taxed in the same manner as a United States corporation or resident with respect to such income if it is effectively connected with the conduct of a trade or business in the United States. Such effectively connected income received by a United States Alien Holder which is a corporation may in certain circumstances be subject to an additional "branch profits tax" at a 30% rate or, if applicable, a lower treaty rate. To determine the applicability of a tax treaty providing for a lower rate of withholding, dividends paid to an address in a foreign country are presumed under current Treasury regulations to be paid to a resident of that country. Treasury regulations proposed in April 1996 would, if adopted in final form, require United States Alien Holders to file a "withholding certificate" with the Company's withholding agent, or, under certain circumstances, a "qualified intermediary," to obtain the benefit of an applicable tax treaty providing for a lower rate of withholding tax. Such certificate would have to contain the name and address of the holder and the basis for any reduced rate claimed. These withholding certificates would be required for payments made after December 31, 1997.

     Dividends paid to United States Alien Holders that are subject to the withholding tax described above will generally be exempt from United States backup withholding tax and United States information reporting requirements, other than reporting of dividend payments for purposes of the withholding tax noted above. Backup withholding and information reporting generally will not apply to payments of interest if the certification described above is received, provided the payor does not have actual knowledge that the holder is a United States person. Payment of the proceeds of the sale of the Notes or the Common Stock to or through a United States office of a broker will be subject to information reporting and possible backup withholding at a rate of 31% unless the owner certifies its non-United States status under penalties of perjury or otherwise establishes an exemption. Payment of the proceeds of the sale of the Notes or the Common Stock to or through a foreign office of a broker generally will not be subject to backup withholding tax. However, in the case of the payment of proceeds from the disposition of the Notes or the Common Stock through a foreign office of a broker that is (i) a United States person, (ii) a "controlled foreign corporation" for United States Federal income tax purposes, or (iii) a foreign person 50% or more of whose gross income from all sources for a specified period is derived from activities that are effectively connected with the conduct of a United States trade or business, information reporting is required on the payment unless the broker has documentary evidence in its files that the owner is a non-United States person and the broker has no actual knowledge to the contrary. Any amounts withheld under the backup withholding rules from a payment to a United States Alien Holder will be allowed as a refund or a credit against such United States Alien Holder's United States Federal income tax, provided that the required information is furnished to the Internal Revenue Service.

     The backup withholding and information reporting rules would also be changed by the Treasury regulations proposed in April 1996. These regulations, if adopted in final form, would provide that proceeds from the disposition of Common Stock after December 31, 1997 would be exempt from backup withholding and information reporting only if the United States Alien Holder complies with the "withholding certificate" requirements described above or otherwise establishes an exemption.

     Notes held by an individual who at the time of death is not a United States citizen or resident, as specially defined for United States estate tax purposes, will not be subject to United States Federal estate tax provided (i) the Notes were not held in connection with a United States trade or business and (ii) the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote. Common Stock owned by such an individual at the time of death, and in certain circumstances transferred before death, will be includible in the taxable estate and may be subject to United States Federal estate tax unless otherwise provided by an applicable tax treaty. Estates of nonresident aliens are generally allowed a statutory credit which has the effect of offsetting United States Federal estate tax imposed on the first $60,000 of the taxable estate.

                               26



                         SELLING SECURITYHOLDERS

       The Notes were originally acquired on July 8, 1996 from the Company by the Initial Purchaser. The Initial Purchaser advised the Company that the Initial Purchaser has resold the Notes in transactions exempt from the registration requirements of the Securities Act to "qualified institutional buyers" (as defined in Rule 144A of the Securities Act), certain institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act) and outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. These subsequent purchasers, or their transferees, pledgees, donees or successors, may from time to time offer and sell any or all of the Notes and/or Shares pursuant to this Prospectus.

       The Notes and the Shares have been registered pursuant to the Registration Rights Agreement which provides that the Company file a registration statement with regard to the Notes and the Shares within 90 days of the date of original issuance of the Notes and keep such registration statement effective until the earlier of (i) the sale pursuant to the registration statement of all the securities registered thereunder and (ii) the expiration of the holding period applicable to such securities under Rule 144(k) under the Securities Act or any successor provision. Although none of the Selling Securityholders has advised the Company that it currently intends to sell all or any of the Notes or Shares pursuant to this Prospectus, the Selling Securityholders may choose to sell the Notes and/or Shares from time to time upon notice to the Company. See "Plan of Distribution."

       Prior to any use of this Prospectus in connection with an offering of the Notes and/or Shares, this Prospectus will be supplemented to set forth the name and number of shares beneficially owned by the Selling Securityholder intending to sell such Notes and/or Shares and the number of Notes and/or Shares to be offered. The Prospectus Supplement will also disclose whether any Selling Securityholder selling in connection with such Prospectus Supplement has held any position or office with, been employed by or otherwise has had a material relationship with, the Company or any of its affiliates during the three years prior to the date of the Prospectus Supplement.

                               27



                           PLAN OF DISTRIBUTION

     The Notes and the Shares are being registered to permit public secondary trading of such securities by the holders thereof from time to time after the date of this Prospectus. The Company has agreed, among other things, to bear all expenses (other than underwriting discounts and selling commissions and fees and expenses of counsel and other advisors to holders of the Notes and the underlying Common Stock) in connection with the registration and sale of the Notes and the Shares covered by this Prospectus.

     The Company will not receive any of the proceeds from the offering of Notes and the Shares by the Selling Securityholders. The Selling Securityholders may sell all or a portion of the Notes and Shares beneficially owned by them and offered hereby from time to time on any exchange on which the securities are listed on terms to be determined at the times of such sales. The Selling Securityholders may also make private sales directly or through a broker or brokers. Alternatively, any of the Selling Securityholders may from time to time offer the Notes or shares of Common Stock beneficially owned by them through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Securityholders and the purchasers of the Notes or shares of Common Stock for whom they may act as agent. The aggregate proceeds to the Selling Securityholders from the sale of the Notes or shares of Common Stock offered by them hereby will be the purchase price of such Notes or shares of Common Stock less discounts and commissions, if any.

     The Notes and the Shares may be sold from time to time in one or more transactions at fixed offering prices, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the holders of such securities or by agreement between such holders and underwriters or dealers who may receive fees or commissions in connection therewith.

     The outstanding Common Stock is publicly traded on the Nasdaq National Market, and the Shares have been approved for trading on the Nasdaq National Market. The Initial Purchaser has advised the Company that it is making and currently intends to continue making a market in the Notes; however, it is not obligated to do so and any such market-making may be discontinued at any time without notice, in the sole discretion of the Initial Purchaser. The Company does not intend to apply for listing of the Notes on any securities exchange. Accordingly, no assurance can be given as to the development or liquidity of any trading market that may develop for the Notes. See "Risk Factors C Absence of Public Market for the Notes."

     In order to comply with the securities laws of certain states, if applicable, the Notes and Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Notes and Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of the Notes or the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by such broker-dealers, agents or underwriters and any profits realized by the Selling Securityholders on the resales of the Notes or the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144, Rule 144A or any other available exemption from registration under the Securities Act may be sold under Rule 144, Rule 144A or such other available exemption rather than pursuant to this Prospectus. There is no assurance that any Selling Securityholder will sell any or all of the Notes or Shares described herein, and any Selling Securityholder may transfer, devise or gift such securities by other means not described herein.

                               28



     The Notes were originally sold by the Company to the Initial Purchaser in July 1996 in a private placement. The Company agreed to indemnify and hold the Initial Purchaser harmless against certain liabilities under the Securities Act that could arise in connection with the sale of the Notes by the Initial Purchaser. The Registration Rights Agreement provides for the Company and the Selling Securityholders to indemnify each other against certain liabilities arising under the Securities Act.

     The Company has agreed to use its best efforts to cause the registration statement to which this Prospectus relates to become effective as promptly as is practicable and to keep the registration statement effective until the earlier of (i) the sale pursuant to the registration statement of all the securities registered thereunder and (ii) the expiration of the holding period applicable to such securities under Rule 144(k) under the Securities Act or any successor provision. The Registration Rights Agreement provides that the Company may suspend the use of this Prospectus in connection with sales of Notes and Shares by holders for a period not to exceed 30 days in any three-month period, or not to exceed an aggregate of 60 days in any 12-month period, under certain circumstances relating to pending corporate developments, public filings with the Commission and similar events. Expenses of preparing and filing the registration statement and all post-effective amendments will be borne by the Company.



                              LEGAL MATTERS

     The validity of the Notes and the underlying Common Stock will be passed upon for the Company by Dewey Ballantine, New
York, New York.


                                 EXPERTS

     The balance sheets of the Company as of December 31, 1994 and 1995 and the statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995, included in the Company's 1995 Annual Report to Shareholders, which have been incorporated by reference in this Prospectus, have been audited by Coopers & Lybrand L.L.P., independent public accountants, as set forth in their report dated February 6, 1996, accompanying such financial statements, and are incorporated herein by reference in reliance upon the report of such firm, which report is given on the authority of said firm as experts in accounting and auditing.

     Any financial statements and schedules hereafter incorporated by reference in the registration statement of which this Prospectus is a part that have been audited and are the subject of a report by independent accountants will be so incorporated by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing to the extent covered by consents filed with the Commission.


                               29





     No person is authorized in
connection with any offering made
hereby to give any information or to
make any representation not contained             MedImmune, Inc.
in this Prospectus, and, if given or
made, such information or
representation must not be relied upon     $60,000,000 Principal Amount
as having been authorized by the                        of
Company.  This Prospectus does not          7% Convertible Subordinated
constitute an offer to sell or a                       Notes
solicitation of an offer to buy any                  due 2003
security other than the Notes or the
shares of Common Stock offered hereby,
nor does it constitute an offer to
sell or a solicitation of an offer to           3,048,780 Shares of
buy any of the securities offered                  Common Stock
hereby to any person in any
jurisdiction in which it is unlawful
to make such an offer or solicitation.
Neither the delivery of this
Prospectus nor any sale made hereunder
shall under any circumstances create
any implication that the information
contained herein is correct as of any
date subsequent to the date hereof.


      ___________________                  _____________________________

                                                    PROSPECTUS


                                                  ___________, 1996


                                           ____________________________


       TABLE OF CONTENTS
                          Page

Available Information     2
Incorporation of Certain
Documents by Reference    2
The Company               3
Risk Factors              3
Use of Proceeds           9
Ratio of Earnings to
Fixed Charges             9
Description of Notes     10
Description of Capital
Stock                    20
Certain Federal Income
Tax Considerations       23
Selling Securityholders  27
Plan of Distribution     28
Legal Matters            29
Experts                  29




                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The  estimated  expenses  payable  by  the  Registrant  in
connection   with  the  distribution  of  the  securities   being
registered are as follows:

 SEC Registration Fee                             $    20,690
 Nasdaq National Market Listing Fee                    17,500
 Accounting Fees and Expenses                          20,000
 Legal Fees and Expenses                               25,000
 Blue Sky Fees and Expenses                             5,000
 Miscellaneous
                                                       11,810

 Total                                               $100,000


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and that the corporation is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

     The Company also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under the Securities Act of 1933, as amended.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article EIGHTH of the Company's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        4.1            Form of Common Stock certificate(1)
        4.2            Indenture dated as of July 8, 1996 between
                       the Company and Norwest Bank Minnesota, National Association
        4.3            Form of Note (included in Exhibit 4.2)
        4.4            Registration Rights Agreement dated as of
                       July 8, 1996 between the Company and Morgan Stanley & Co. Incorporated
        5.1            Opinion of Dewey Ballantine
        12.1           Statement re:  calculation of ratio of
                       earnings to fixed charges
        23.1           Consent of Coopers & Lybrand L.L.P.
        23.2           Consent of Dewey Ballantine (included in
                       Exhibit 5.1)
        24.1           Power of Attorney (included on page II-4)
        25.1           Statement of Eligibility of the Trustee on
                       Form T-1
_________________

(1) Filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 33-39579) and incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)To include any prospectus required by section
10(a)(3) of the Securities Act of 1933, as amended;

          (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, That paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on the 3rd day of October, 1996.


                              MEDIMMUNE, INC.

                              By:  Wayne T. Hockmeyer, Ph.D.
                                   Chairman and Chief Executive Officer



     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Wayne T. Hockmeyer, Ph.D. and David M. Mott, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signatures                     Title                  Date

/s/Wayne T. Hockmeyer, Ph.D.   Chairman, Chief            October 3, 1996
                               Executive Officer and
                               Director (Principal

/s/David M. Mott               President, Chief           October 3, 1996
                               Operating Officer and
                               Director
                               (Principal Financial
                                and Accounting Officer)

/s/Franklin H. Top, Jr., M.D.  Executive Vice             October 3, 1996
                               President, Medical
                               Director and Director

/s/M. James Barrett, Ph.D.     Director                   October 3, 1996

/s/Barbara Hackman Franklin    Director                   October 3, 1996

/s/James H. Cavanaugh, Ph.D.   Director                   October 3, 1996

/s/Lawrence C. Hoff            Director                   October 3, 1996

/s/Gordon S. Macklin           Director                   October 3, 1996